                                                                   EXHIBIT 10.30

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                  EGENERA, INC.

                           GENERAL PURCHASE AGREEMENT

Egenera, Inc. ("Egenera"), 165 Forest St., Marlboro, MA 01752, and the customer identified below ("Customer") agree that this General Purchase Agreement ("GPA") shall govern any Equipment, Egenera Software and services listed on any Order to be shipped within the United States of America and accepted by Egenera on or after the date of the last signature below (the "Effective Date").

1. DEFINITIONS

"Order" means a document (typically Customer's purchase order), which is signed by Customer, specifies Product and related services that Customer seeks to obtain from Egenera and the related pricing and sufficient other information to complete the transaction.

"Equipment" means the hardware identified on an Order accepted by Egenera.

"Egenera Software" means software owned by Egenera, including firmware or materials embedded in the Equipment or identified on an Order accepted by Egenera, and related documentation (including CD-ROM duplicates), but excluding any Third Party Materials.

"CRU" means "Customer Replaceable Unit" and is an Equipment component designed for replacement by the customer.

"RFU" means "Field Replaceable Unit" and is an Equipment component designed for replacement by Egenera.

"Installation Services" means (i) "Basic Set-Up" (setting up the Equipment, powering up the Equipment, and booting up the operating system), (ii) a training course (titled "Foundations"), and (iii) two hours' on-site configuration consultation, all performed on the same business day. Except as otherwise agreed, Customer shall be solely responsible for supply and maintenance of an appropriate environment (including power, network and telephone connections, etc.) for Equipment.

"Open Source Materials" means Third Party Materials supplied under open-source software license agreements, such as the GNU Public License, including any modifications to such software made by Egenera.

"Product" means Equipment, Egenera Software and Third Party Materials acquired by a customer under an Order.

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

"Third Party Material" means software provided by Egenera to Customer which is specifically labeled as being provided by and/or owned other than by Egenera, including Open Source Materials.

"Software" means Egenera Software and Third Party Materials.

2. ORDERING, PRICING AND PAYMENT. All Orders shall reference this GPA and are subject to acceptance by Egenera. Upon acceptance by Egenera, Orders may not be cancelled by Customer.

The terms and conditions of this GPA shall apply to each order accepted or shipped by Egenera hereunder. Any terms or conditions appearing on the face or reverse side of any purchase order, acknowledgement, or confirmation that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

Customer shall pay Egenera the price, stated on an accepted Order and also pay or reimburse Egenera for all related taxes or withholdings, except for those based on Egenera's net income, or provide Egenera with an appropriate exemption certificate. All amounts are due in United States currency and in full thirty
(30) days after receipt of Egenera's invoice following Acceptance as described in Section 3 below. Egenera reserves the right to cancel or suspend any orders placed by Customer and accepted by Egenera, or refuse or delay shipment thereof, if Customer fails to make any payment as provided herein or in any invoice or otherwise to comply with the terms and conditions of this Agreement.

Customer may authorize its affiliates to place Orders hereunder by identifying such affiliates to Egenera. An affiliate that is controlled by, is under common control with, or controls ("control" means more than 50% ownership of the outstanding stock or similar interest) Customer may place an Order. Customer guarantees its affiliate's compliance with the obligations of this GPA.

3. DELIVERY AND ACCEPTANCE. Title of Equipment and the media for Egenera Software, free and clear of all liens and encumbrances, and risk of loss for Equipment, media and embedded Egenera Software shall transfer to Customer upon Egenera's delivery at Egenera's plants to a common carrier selected by Customer unless otherwise indicated in the Order. Customer shall pay all shipment related charges and transit insurance. Unless Customer advises Egenera to the contrary in writing, Egenera shall not make partial shipments of Customer's orders to be separately invoiced and paid for when due. If Customer directs Egenera to make partial shipments, reasonable delay in delivery of any installment shall not relieve Customer of its obligation to accept the remaining deliveries. In the case of installment deliveries of materials necessary in order to make prior shipments usable, acceptance of each installment shall occur upon acceptance of the last installment necessary to make such shipment usable. Egenera shall use reasonable efforts to meet Customer's requested delivery schedules for the Products. Should orders for Products exceed Egenera's available inventory, Egenera will allocate its available inventory and make deliveries on a basis Egenera deems equitable, in its sole discretion, and without liability to Customer on account of the method of allocation chosen or its implementation.

Acceptance of Equipment that Egenera is paid to install occurs (i) upon successful completion of Egenera's standard installation procedures that demonstrate conformance to the applicable Egenera-published specifications. There are no Acceptance criteria for any Product for which Installation Services are not provided, or for any Product for which the Customer has delayed installation beyond (10) business days.

4. STANDARD WARRANTY

EQUIPMENT AND EGENERA SOFTWARE. Egenera warrants that Equipment and Egenera Software will, for a period of one (1) year after Acceptance, perform in accordance with the applicable Egenera-published specifications. Equipment upgrades are warrantied for a period of one (1) year from the date of shipment.

This warranty does not apply to problems that arise from (i) accident or abuse,
(ii) interoperation with products not specified or provided by Egenera, (iii) improper installation or modification by other than Egenera, or (iv) use in an environment or in a manner or for a purpose for which a Product was not designed.

Customer should provide remote dial-up access to each system purchased. A login and password are required to establish access. Failure to provide a dial-up connection may impact response and resolution time. In the event the Customer has not provided dial-up access and an Egenera Support Engineer is required on site due to inability to remotely access the system, Time and Material charges (at the rate of $[**] per hour, with a [**] hour minimum) will be incurred for the on-site service, unless Customer is enrolled in a support program that includes on-site service. Reimbursement of travel and any other expenses shall be subject to Customer's prior written approval.

Egenera does not warrant that the operation of Egenera Software will be uninterrupted or error free, or that all defects can be corrected. Egenera does not warrant any Third Party Material.

Any replacement Equipment parts will be comparable in function and performance to the original part or Equipment, and be warranted for the remainder of the original warranty period, or for 90 days, whichever is greater. All replaced Product or portions thereof shall be returned to and become the property of Egenera. Any replaced Product or portions thereof not received by Egenera within ten (10 business days will be invoiced to the Customer. Egenera may use new and reconditioned parts made by various manufacturers in performing Equipment warranty repairs and building replacement products. Egenera is responsible for shipping and insurance charges on replacement parts shipped to and from Customer.

Egenera provides post-warrant support services for Equipment and Egenera Software at an additional charge on separate terms and conditions. This support covers new releases of Egenera Software and post-warranty equipment and software repair and error correction. If such separate support is not purchased, Egenera has no obligations to repair or correct errors reported after the end of the warranty period. If the Standard Warranty has lapsed and post-warranty support services have not been purchased, Egenera will only provide and charge for support services on a per-event basis.

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

SERVICES. Egenera shall perform Installation Services and all other services in a workmanlike manner in accordance with generally accepted industry standards.

REMEDIES. Egenera's entire liability and Customer's exclusive remedies under the warranties described under "STANDARD WARRANTY" shall be for Egenera to, at its option: (1) provide replacement parts and service necessary to repair the Equipment, and modify the Software to make it conform to its warranty, (2) replace the Equipment with comparable Equipment and/or replace any Software with comparable Software that conforms to the warranties, or, in the case of services, reperform the services, or (3) refund the amount paid by Customer for the affected Product in exchange for the return of the Product.

LIMITATIONS AND EXCLUSIONS. EGENERA MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER WITH RESPECT TO ANY THIRD PARTY MATERIALS. AS BETWEEN EGENERA AND CLIENT, ANY AND ALL THIRD-PARTY MATERIALS ARE EXPRESSLY PROVIDED "AS IS."

EXCEPT AS EXPRESSLY STATED UNDER "WARRANTY" ABOVE, EGENERA PROVIDES PRODUCTS AND SERVICES "AS IS" AND MAKES NO OTHER EXPRESS WARRANTIES, WRITTEN OR ORAL, AND ALL OTHER WARRANTIES ARE SPECIFICALLY EXCLUDED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, AND ANY WARRANTY ARISING BY STATUTE, OPERATION OF LAW, COURSE OF DEALING OR PERFORMANCE, OR USAGE OF TRADE.

5. EGENERA SOFTWARE

LICENSE AND OWNERSHIP. Egenera hereby grants Customer a transferable (as set forth below) world-wide, perpetual, irrevocable license to use, execute, copy (as set forth below), display and perform the Egenera Software in connection with the use of Egenera Equipment. The Egenera Software is owned and copyrighted by Egenera or its third party suppliers. Customer's license confers no title or ownership in the Egenera Software and is not a sale of any rights in the Egenera Software. All ownership rights remain in Egenera or its third party suppliers, as the case may be.

COPIES. Customer may make reasonable numbers of copies of the object code of the Egenera Software solely for backup, disaster recovery, or archival purposes or when copying in an essential step in the authorized use of the Egenera Software. All copyright and other proprietary or restricted rights notices in the original Egenera Software must be retained on all copies. Customer may copy any of the enclosed books or printed materials that are part of the Egenera Software, and any other user documentation, in support of its use of the Egenera Software and Equipment.

ADDITIONAL RESTRICTIONS. Customer acknowledges that the Egenera Software may contain software procedures or other mechanisms ("License Enforcement Mechanisms") that enforce use restrictions and that may disable functionality of the Egenera Software upon violation of the terms of this GPA. Egenera agrees that will not invoke or cause to be invoked, for any reason including enforcement of a valid contract right, any such License Enforcement Mechanisms.

                                       4
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Except to the extent permitted above, Customer may not: modify, translate, reverse engineer, decompile, disassemble, or create derivative works based on the Egenera Software; copy (including copying onto a bulletin board or similar system) the Egenera Software other than as specified above; rent, lease, grant a security interest in, or otherwise transfer rights to the Egenera Software except as set forth in "Transfer" below; modify, disable, attempt to circumvent, or otherwise interfere with any License Enforcement Mechanisms (and Customer acknowledges that any attempt to do so may be a violation of applicable law) or remove any proprietary notices or labels on the Egenera Software; or disclose or otherwise make available Egenera Software in any form to anyone other than Customer's employees, consultants or independent contractors. If Customer is using the Egenera Software in any country in the European Community, the prohibition against modifying, translating, reverse engineering, decompiling, disassembling or creating derivative works based on the Egenera Software does not affect Customer's rights under any legislation implementing the E.C. Council Directive on the Legal Protection of Computer Programs.

TRANSFER. Customer may transfer the license to the Egenera Software only upon transfer of the Equipment for which it was supplied, and the Egenera Software may not be separated for use on other computers or equipment. In the case of the transfer of the Equipment, Customer may deliver the original and all complete, partial, or electronically stored copies of the Egenera Software and related documentation to the transferee. Customer may not retain any copies of the Egenera Software or related documentation, and any copies have been made which are not transferred to the transferee must be destroyed. The transferee must accept these licensing terms as a condition of the transfer. Customer's license will automatically terminate upon any transfer of the Egenera Software. Customer has no right to sublicense, loan, rent or lease the Egenera Software. Customer may receive the Egenera Software in more than one medium, for example CD-ROM or by internet. Customer may not use or install the other medium on another hardware product. Egenera Software supplied as an upgrade may be used only in accordance with this GPA.

RESPONSIBILITY FOR PERSONNEL. Customer shall be fully responsible to Egenera for the compliance of Customer's employees, consultants or independent contractors who are given access to the Egenera Software.

THIRD PARTY MATERIALS. Egenera may provide to Customer certain software that is specifically labeled as being provided by and/or owned other than by Egenera ("Third Party Materials") in connection with the Equipment. It is acknowledged by Customer that Customer shall be licensing such Third-Party Materials directly from the third party, including the right to use such Third Party Materials in connection with the Equipment. Egenera shall make available to Customer the applicable license agreements for all such Third Party Materials. Certain Third Party Materials supplied by Egenera are Open Source Materials, and as such are governed by open-source software license agreements supplied with such Open Source Materials, such as the GNU Public License. Egenera makes no claim of ownership of Open Source Materials, and such Open Source Materials are supplied solely in accordance with the license agreements accompanying such software. Accordingly, the restrictions under "EGENERA SOFTWARE" concerning modification, confidentiality and other provisions do not apply to such Open Source Materials. However, the provisions under "STANDARD WARRANTY - Limitations and Exclusions" and "LIMITATIONS OF LIABILITY" do apply to all Third Party Materials.

                                       5
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6. INDEMNITY. Egenera shall, at its expense, indemnify, defend and hold Customer and its affiliates, and its and their officers, directors, employees and agents (collectively, "Customer Indemnities") harmless against any third party claim that a Product infringes any copyright, trade secret, U.S. trademark or U.S. patent and pay the resulting costs and damages awarded against Customer by a court of competent jurisdiction, provided Customer (i) notifies Egenera promptly in writing of such claim (provided that any delay in notifying Egenera shall not relieve Egenera of its obligations hereunder except to the extent of any actual prejudice thereby), (ii) grants Egenera sole control over the defense and settlement thereof (provided that Egenera shall not enter into any settlement or consent to any judgment imposing any material obligation on Customer Indemnities other than the payment of money for which Egenera indemnifies Customer Indemnities), and (iii) reasonably cooperates in response to an Egenera request for assistance at Egenera's expense.

Should any Product become, or in Egenera's opinion be likely to become, the subject of such a claim, Egenera shall, at its option and expense, (a) procure for Customer the right to make continued use thereof, (b) replace or modify such so that it becomes non-infringing, or (c) request return and upon receipt thereof refund the price paid by Customer.

Egenera shall have no liability to the extent the alleged infringement is based on a combination with products not provided or specified by Egenera; use for a purpose or in a manner for which the Product was not designed; use of any older version of the Egenera Software when use of a newer Egenera revision made available to Customer at no charge would have avoided the infringement; any modification made without Egenera's written approval; any modifications made by Egenera pursuant to Customer's specific written instructions unless Egenera knew of the potential infringement; any intellectual property right owned or licensed by Customer, or Third Party Materials in their form prior to any modifications made by Egenera.

THE PROVISIONS UNDER "INDEMNITY" STATE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY AND EGENERA'S ENTIRE LIABILITY FOR INFRINGEMENT CLAIMS.

7. LIMITATIONS OF LIABILITY. EXCEPT AS PROVIDED OTHERWISE UNDER "INDEMNITY" ABOVE, EGENERA'S TOTAL LIABILITY AND CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIM OF ANY TYPE WHATSOEVER, ARISING OUT OF A PRODUCT OR SERVICE PROVIDED HEREUNDER, SHALL BE LIMITED TO PROVEN DIRECT DAMAGES CAUSED BY EGENERA IN AN AMOUNT NOT TO EXCEED THE PRICE PAID BY CUSTOMER TO EGENERA FOR THE SPECIFIC SERVICE (CALCULATED ON AN ANNUAL BASIS, WHEN APPLICABLE) OR PRODUCT FROM WHICH SUCH CLAIM ARISES.

EXCEPT FOR CLAIMS ARISING UNDER "INDEMNITY" ABOVE, NEITHER PARTY SHALL (A) HAVE LIABILITY TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, OR INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, REVENUES, DATA AND/OR USE), EVEN IF ADVISED OF THE POSSIBILITY THEREOF; AND (B) BRING ANY CLAIM BASED ON PRODUCT OR SERVICE PROVIDED HEREUNDER MORE THAN TWO (2) YEARS AFTER THE CAUSE OF ACTION ACCRUES.

                                       6
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THESE LIMITATIONS SHALL APPLY TO ALL CAUSES OF ACTION UNDER OR RELATING TO THIS
GPA, INCLUDING ANY CLAIM BY OR AGAINST ANY SUBSIDIARY, STOCKHOLDER, OR AFFILIATE, OR OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THEM.

8. FORCE MAJEURE. If either party is prevented from performing any portion of this GPA by cause beyond its control, including labor disputes (other than by the employees, contractors, agents, or suppliers of the party seeking relief hereunder), civil commotion, war, governmental regulations or control, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter, provided such party uses commercially reasonable efforts to resume performance as soon as practicable.

9. CHOICE OF LAW; ARBITRATION. This GPA is governed by and shall be construed and enforced in accordance with the law of State of New York, excluding its conflict of law rules that would result in the application of another forum's law and The U.N. Convention in Contracts for the International Sale of Goods. Except for the right of any party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any dispute under this GPA involving its interpretation or the obligations of any party hereto shall be determined by binding arbitration in accordance with the commercial arbitration rules of the AAA, in New York, New York, before a single arbitrator. The arbitrator shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrator, upon request of a party. The arbitrator shall have no power or authority to add to or detract from the agreements of the parties, and the costs of the arbitration shall be borne equally. The arbitrator shall have the authority to grant any temporary, preliminary or injunctive relief in a form substantially similar to that which would otherwise be granted by a court of law. The arbitrator shall have no authority to award punitive or consequential damages. The resulting arbitration award may be enforced, or injunctive relief may be sought, in any court of competent jurisdiction. The parties expressly stipulate that federal and state courts located in New York County, New York are courts of competent jurisdiction for this purpose.

10. U.S. GOVERNMENT END USERS. The Software is a "commercial item," as that term is defined in 48 C.F.R. 12.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government End Users acquire the Software with only those rights set forth herein.

11. EXPORT CONTROL. Customer understands that Products provided under this GPA may be subject to regulations by agencies of the United States Government as well as laws and regulations of other applicable countries which prohibit export or diversion of certain technical products to certain countries and individuals. Customer shall comply in all respects with all applicable export and re-export restrictions applicable to the Products or related materials.

12. MISCELLANEOUS. Egenera may not identify Customer as a customer except as required by law or with Customer's prior written consent. Neither party shall assign this GPA or any

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right or delegate any performance without the other party's prior written consent, which consent shall not be unreasonably withheld. This GPA is the complete statement of the agreement of the parties with regard to the subject matter hereof; may be modified only by a writing signed by both parties; and shall control in case of an inconsistent or conflicting term set forth on an Order. No waiver shall be deemed a waiver if any prior or subsequent default hereunder. If any part of this GPA is unenforceable, the validity of the remaining provisions shall not be affected.

EGENERA, INC. ("EGENERA")

By:                        /s/ Thomas F. Sheehan
                           --------------------------
Name (Print):              Thomas F. Sheehan
Date: 12/31/01             Title:   CFO

CREDIT SUISSE FIRST BOSTON CORPORATION ("Customer")

By:                        /s/ Evan A. Bauer
                           --------------------------
Name (Print):              Evan A. Bauer
Date: 12/31/01             Title:   Director

                                  EGENERA, INC.

      ADDENDUM 1 TO GENERAL PURCHASE AGREEMENT: SUPPORT SERVICES AGREEMENT

This Addendum 1 to the General Purchase Agreement (the "GPA") between Egenera, Inc. ("Egenera") and Credit Suisse First Boston Corporation ("Customer") is made on this 27th day of December, 2001 (the "Effective Date").

SCOPE: This Addendum contains additional terms and conditions for support services offered with the 1 Year Warranty Extension Program, Enterprise II Program, Enhanced Warranty Program and the Software Subscription Service Program. In the event of any ambiguity or conflict between this Addendum and the GPA or between this Addendum and a Statement of Work for Services, the terms of the GPA will control. Each Statement of Work entered into hereunder will be governed by and become part of this Addendum. This Addendum shall continue in effect throughout the Term of the GPA, unless stated otherwise herein.

1. DEFINITIONS

"Major Releases" are new releases of Egenera Software intended to provide significant functionality enhancements as well as incorporate cumulative bug fixes and patches since the most recent release.

"Minor Releases" are new releases of Egenera Software that are intended to provide incremental functionality enhancements as well as incorporate cumulative bug fixes and patches since the most recent release.

Capitalized terms in this Addendum shall have the meanings defined in the GPA unless specifically defined in this Addendum.

2. TERM OF SERVICE

The Enterprise II Program and the Software Subscription Program each commence upon Acceptance of the related Product. The Enterprise II Program has a term of two years. The Software Subscription Service Program has a term of one year. The 1 Year Warranty Extension program commences upon expiration of the related Product's Standard Warranty and has a term of one year. The Enhanced Warranty can only accompany the Enterprise II Program. The Enhanced Warranty is conterminous with the Enterprise II Program it accompanies.

If the Standard Warranty has lapsed, Egenera will provide and charge for support services on a per-event basis. The Customer may purchase additional warranty service at Egenera's then-current rates, upon inspection and re-certification by Egenera. A fee may be charged for recertification.

Egenera shall provide Customer at least ninety (90) days notice before expiration of the support program in which Customer is enrolled. The notice shall contain the proposed pricing for renewal of the applicable support program as well as Egenera's other support programs. The proposed pricing for any renewal item shall not exceed the price of the prior term by more than 3% per year. Customer shall have until thirty (30) days prior to the expiration of the then-current support term to notify Egenera of its election to renew support, either under its then-current program or other program offered by Egenera. If Customer elects to renew support, the Enterprise II Program shall renew on a biannual basis and the 1 Year Warranty Extension shall renew on an annual basis.

The term of service for any additions and/or upgrades to already-purchased Egenera Software is coterminous. Any replacement Equipment parts will be comparable in function and performance to the original part or Equipment, and be warranted for the remainder of the original term of service, or for 90 days, whichever is greater.

3. TECHNICAL SUPPORT

Technical Support will be provided according to Egenera's then-published summary descriptions, as they may be amended from time to time, of each warranty and support services program, provided however, that material changes to the published summary descriptions shall not be effective until the next renewal term.

Customer should provide remote dial-up access to each system purchased. A login and password are required to establish access. Failure to provide a dial-up connection may impact response and resolution time. In the event the Customer has not provided dial-up access and an Egenera Support Engineer is required on site due to inability to remotely access the system, Time and Material charges (at the rate of $[**] per hour, with a [**] hour minimum) will be incurred for the on-site service, unless Customer is enrolled in a support program that includes on-site service. Reimbursement of travel and any other expenses shall be subject to Customer's prior written approval.

Unless customer has purchased the Enhanced Warranty, Egenera will make reasonable efforts to arrive at the Customer's site within [**] business hours of the dispatch. Whenever the Enhanced Warranty is in effect, Egenera will make reasonable efforts to arrive at the Customer's site within [**] hours of the dispatch. Certain geographical limitations and common carrier schedules may affect response time.

4. SOFTWARE UPDATE AND UPGRADE SERVICES

Egenera provides support services under this Addendum for the two most recent Releases of Egenera Software (referred to as Current Release and One Major Release Back). A Major Release is considered current until such time as a subsequent major software release is generally available.

Software Support encompasses changes that are needed to resolve problems that prevent the system from performing to specifications. At Egenera's discretion, fixes may take the form of patches, maintenance releases, or point releases.

Egenera's Standard Warranty does not include free Major Releases or Minor Releases. During the Standard Warranty period, Customer may purchase the Software Subscription Service in order to obtain when-and-if available Major Releases and Minor Releases at no additional charge.

The Enterprise II Program includes [**] years of Software Subscription Service.

5. CUSTOMER RESPONSIBILITIES

Customer shall be solely responsible to monitor, maintain, and administer the Product and Egenera Software.

6. EXCLUSIONS

Support under this Addendum shall not include operating supplies and accessories. This Addendum does not apply to problems that arise from (i) accident or abuse, (ii) interoperation with products not specified or provided by Egenera, (iii) improper installation or modification by other than Egenera,
(iv) use in an environment or in a manner or for purpose for which a Product was not designed, or (v) failure to implement all previously supplied updates to Product and/or Egenera Software.

7. WARRANTY

Egenera agrees to perform Services in a workmanlike manner in accordance with generally accepted industry standards. If Services performed by Egenera prove not to have been so performed or if Egenera fails to provide the Services or a portion thereof, Egenera will, at its option, either (i) correct any defects and deficiencies or (ii) render a full refund or credit (at Customer's election) based on the original charge for the Services.

THIS SERVICES WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE EGENERA'S OBLIGATION TO MAKE CORRECTIONS OR GIVE A CREDIT OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

EGENERA, INC. ("EGENERA")

By:                        /s/ Thomas F. Sheehan
                           --------------------------
Name (Print):              Thomas F. Sheehan
Date: 12/31/01             Title:   CFO

CREDIT SUISSE FIRST BOSTON CORPORATION ("Customer")

By:                        /s/ Evan A. Bauer
                           --------------------------
Name (Print):              Evan A. Bauer
Date: 12/31/01             Title:   Director

AMENDMENT TO GENERAL PURCHASE AGREEMENT DATED DECEMBER 31, 2001 BETWEEN CREDIT SUISSE FIRST BOSTON CORPORATION AND EGENERA, INC.

Credit Suisse First Boston Corporation ("Customer") and Egenera, Inc. ("Egenera") hereby amend the above captioned agreement ("Agreement") effective as of November 1, 2002 as follows:

      1. Customer and Egenera acknowledge that from time to time Customer's international affiliates, including, but not limited to, Credit Suisse First Boston Securities (Japan) Limited, may wish to order Products and associated support services from Egenera pursuant to the terms and conditions of the Agreement, as amended. Under such circumstances, Egenera may want the flexibility to have such orders placed with either Egenera, Inc. or Egenera International, Inc. ("EII"), a wholly owned subsidiary of Egenera. In the event, Customer and Egenera agree (i) that such Customer international affiliates may order and purchase such Products and, subject to
            Section 2 below, support services directly from, at Egenera's discretion, either Egenera or EII, in accordance with the Agreement, as amended, (ii) that Egenera or EII, as the case may be, shall fulfill such orders in accordance with the Agreement, as amended,
            (iii) that Egenera or EII, as the case may be may subcontract the support services ordered by the Customer's international affiliates to the Egenera subsidiary that, in Egenera's opinion, is best suited to provide such services ("Egenera Servicing Subsidiary"), (iv) that all such orders shall otherwise be subject to the terms and conditions of the Agreement, as amended, (v) that Customer shall guarantee its applicable international affiliate's compliance with and performance under the Agreement, as amended, if and only if Customer approves in writing the purchase order issued by the applicable international affiliate, (vi) that Egenera shall guarantee, as applicable, EII's and the applicable Egenera Servicing Subsidiary's compliance and performance under the Agreement, as amended, (vii) the limitation in the preamble of the Agreement to orders to be shipped within the United States of America shall not apply to orders placed by Customer's international affiliates and accepted by Egenera or EII and (viii) the limitation to U.S. trademarks and U.S. patents in Section 6 (Indemnity) shall not apply, but instead Egenera's obligations under Section 6 (Indemnity) with respect to trademarks and patents shall be limited to trademarks and patents under the law of the country in which Customer's international affiliate is located.

      2. Notwithstanding the above, if Customer's international affiliate is located in a country where Egenera does not have a local service office, then either Egenera and Customer's international affiliate shall agree in writing upon service support terms that are appropriate under the circumstances or Customer's international affiliate may contract directly with an independent local Egenera authorized Service Provider to obtain service support on the Products.

      3. Except as expressly modified hereby, the terms and conditions of the Agreement remain in full force and effect.

ACCEPTED:                                        ACCEPTED:
Credit Suisse First Boston Corporation           Egenera, Inc.
By:      /s/ Bruce Starr                         By:      /s/ Thomas F. Sheehan
         -----------------------------                    ---------------------
Title:                                           Title:   CFO
Date:    12/12/02                                Date:    12/9/02

    AMENDED AND RESTATED AMENDMENT NUMBER 2 TO THE GENERAL PURCHASE AGREEMENT
        BETWEEN CREDIT SUISSE FIRST BOSTON CORPORATION AND EGENERA, INC.
                       DATED DECEMBER 31, 2001, AS AMENDED

This Amended and Restated Amendment Number 2 (the "Restated Amendment 2") to the General Purchase Agreement between Credit Suisse First Boston Corporation and Egenera, Inc. dated December 31, 2001 as amended on November 1, 2002 and June 27, 2003, (collectively the "Agreement"), is entered into by and between Egenera, Inc. ("Egenera") and Credit Suisse First Boston LLC, (f/k/a Credit Suisse First Boston Corporation), a Delaware limited liability company, ("CSFB") to amend and modify the Agreement. The Effective Date of this Restated Amendment 2 shall be March 31, 2004.

      1. In the event of a conflict between the terms of the Agreement and the terms of this Restated Amendment 2, the terms and conditions of this Restated Amendment 2 shall govern.

      2. Capitalized terms used in this Restated Amendment 2 that Are not defined herein have the meanings specified therefore in the Agreement.

      3. The parties acknowledge that CSFB and Egenera have fulfilled their respective obligations under paragraph 1 of Amendment Number 2 to the General Purchase Agreement dated June 27, 2003 (the "Original Amendment 2").

      4. CSFB agrees that it will purchase an aggregate of $[**] of Products and services from Egenera, and take delivery thereof between the Effective Date and December 31, 2004 (the "Order Period"). CSFB may purchase any Products that Egenera makes commercially available during the Order Period. At CSFB's option such purchase may be divided into more than one shipment, with delivery requested for one or more delivery dates occurring on or before December 31, 2004, CSFB shall issue an order for the products and services identified in Attachment A on March 31, 2004; provided, however, that (a) Egenera shall not invoice CSFB until after the applicable Product has been received by CSFB or the applicable service has commenced and (b) CSFB may change or modify its order to the extent permitted under paragraph 13 below.

      5. Pricing. CSFB shall have the right to purchase Products through December 31, 2005 at the following discounts [**] percent
            ([**]%) off of the list price of any BladeFrame System and associated core components that Egenera makes available and a [**] percent ([**]%) discount off of the list price of any processing blades that Egenera makes commercially available, independent of platform. CSFB agrees to purchase products in accordance with the methodology set forth in Attachment B without specificity as to platform or Product version or type. The list prices set forth in Attachment B shall remain in effect through December 31, 2005, provided however that if such list prices decrease between the Effective Date of this Restated Amendment 2 and December 31, 2005, CSFB shall be charged the lower list price minus the applicable discount as described above.

      6.    Support Services Pricing.

            a. BladeFrame System Support Services. CSFB may purchase Egenera Enterprise Support Services with 7x24x365 coverage, for any BladeFrame System at an annual price equal to [**] percent ([**]%) of the "Net BladeFrame Price" (as described in Attachment B) of the applicable BladeFrame System (the "BladeFrame System Annual Support Fee") (for example: $[**] per year as in Attachment B), provided CSFB commits to a [**] year initial term. Following the expiration of such initial [**] year term, CSFB may renew Egenera Enterprise support services for additional one (1) year terms at a price per year equal to the BladeFrame System Annual Service Fee for that BladeFrame System ($[**] per year in the example in Attachment
                  B).

            b. Processing Blade Extended Warranty Services. All Processing Blades purchased under Original Amendment 2 or this Restated Amendment 2 will be covered under Egenera's limited warranty for the first year after delivery. Upon expiration of such warranty or upon expiration of any pre-existing support services term, CSFB my purchase Egenera's standard Extended Warranty Services (as described in Attachment C) for any such Processing Blade at an annual price equal to [**] percent ([**]%) of the "Net Pblade Price" (as described in Attachment
                  B) of the applicable Processing Blade (the "Processing Blade Annual Support Fee") (for example: $[**]per year for the "High -End Two-Way" in Attachment B). After the initial term, CSFB may renew such Extended Warranty Services for any such Processing Blade for additional one (1) year terms at a price per year equal to the Processing Blade Annual Support Fee for that Processing Blade ($[**] per year in the "High-End Two-Way" example in Attachment B).

            c. BladeFrame System Annual Support Fee. The BladeFrame System Annual Support Fee shall be payable in advance annually. In the event that an order for BladeFrame Systems is placed after January 1st of any calendar year, the BladeFrame System Annual Support Fees for the BladeFrame Systems contained in such order shall be prorated for the months remaining in such calendar year. The BladeFrame System Annual Fee shall then be coterminous from January 1st of the following and all future years.

            d. Processing Blade Annual Fee. The Processing Blade Annual Support Fee shall be payable in advance annually upon expiration of the one (1) year warranty as described in 6(b) above or upon expiration of the any pre-existing support services term. In the event that the one-year warranty or support services term expires and Extended Warranty Services begin after January 1st of any calendar year, the Processing Blade Annual Support Fee for the applicable Processing Blades shall be prorated for the months remaining in such calendar year. The Processing Blade Annual Support

                  Fee shall then be coterminous from January 1st of the following and all future years. In an effort to effectively administer the expiration of one (1) year warranties and the expiration of pre-existing support services terms for all Processing Blades, upon the first anniversary of the shipment date of first order placed and the Original Amendment 2 and upon the first anniversary of the shipment date of the first order placed under this Restated Amendment 2, Egenera shall provide CSFB with an invoice and a report detailing the expiration dates of all of the one (1) year warranties and pre-existing support services terms and the associated prorated Processing Blade Annual Support Fees for the remainder of that calendar year.

      7. CSFB shall order Processing Blades on an as needed basis. Upon the installation of the [**] Processing Blade on a BladeFrame System ordered under this Restated Amendment 2, CSFB may request delivery of an additional BladeFrame System. Such additional BladeFrame System(s) shall include a pair of Harvard Control Blades, a top mount for patch panel rack, a static transfer switch, and a chassis (including a BladePlane). Egenera shall provide such additional BladeFrame Systems to CSFB at a [**] percent ([**]%) discount from Egenera's list price therefore. Egenera will ship additional BladeFrame Systems immediately upon CSFB's request.

      8. The Products to be purchased pursuant to paragraph l of Original Amendment 2 and paragraph 4 above of this Restated Amendment 2 include a supply of on-site spares (i.e. spare blades to replace failed or malfunctioning blades pending repair or replacement of the same if covered by warranty or maintenance services or replacement of the same with newly purchased blades if not so covered) for CSFB using the following algorithm: Each major data center will receive one Control Blade, one Switch Blade and five (5) Processor Blades. One (1) spare Processor Blade will be provided for every fifteen
            (15) Processor Blades installed on a BladeFrame System ordered under Original Amendment 2 or this Restated Amendment 2. In order to ensure these spares are provisioned properly, CSFB will provide a list of major data centers where Egenera products purchased under Original Amendment 2 or this Restated Amendment 2 will be used. CSFB shall pay Egenera [**] percent ([**]%) of the applicable Processing Blade list price for the on-site spares provided. Egenera and CSFB will periodically review the on-site spares inventory at CSFB in order to ensure such inventory mix will provide an adequate supply of spare blades for the install base of Egenera Products. Such review will take place on a quarterly basis. In the event that CSFB and Egenera agree that the inventory of on-site spares needs to be increased in order to appropriately support the install base of Egenera Products, Egenera will increase the on-site spares inventory at no cost to CSFB.

      9. CSFB may ship, at Egenera's cost, any Processing Blades purchased under Original Amendment 2 or this Restated Amendment 2 to Egenera to be upgraded. Egenera will factory upgrade the processors on such Processing Blades at the following Not-to-Exceed (NTE) prices. This will apply to those Processing Blades that are offered as standard Egenera Processing Blade options, and that are in the same family of Intel processors as those currently offered in Egenera's 2-way and 4-way blades (e.g. 2-way 533MHz FSB processor family or 4-way 400 MHz FSB processors). For two-way blades, the NTE price is $2,800.00 per Processing Blade. This includes time/labor and all materials. For high-end four-way blades, the NTE price is $[**] per Processing Blade. For the midrange four-way blades, the NTE price is $[**] per blade. There is no limit on the number of upgrades that CSFB may order pursuant to this paragraph.

      10. Egenera will offer a credit equal to [**] percent ([**]%) of the "Net Pblade Price" (as described in Attachment B) of the applicable 2-way blades purchased under Original Amendment 2 or this Restated Amendment 2, which will be applied as an additional discount against the purchase of the replacement blades for any upgrades up to [**] months after CSFB's receipt of the applicable Processing Blade. The total amount of credit available under this paragraph shall not exceed $[**].

      11. The support service pricing terms set forth in paragraph 6 above shall apply, at CSFB's option, to all Products presently under an Egenera Enterprise Services Agreement, at the time of renewal of such agreement.

      12. Egenera will waive the [**] percent ([**]%) of list International uplift charge for all Europe based purchases. For Asia Pacific, the [**] percent ([**]%) of list uplift will remain in effect for deliveries in that region.

      13. CSFB has the right to change or modify its order for Products and services issued under this Restated Amendment 2 at any time up to thirty (30) days prior to shipment of the applicable Products or commencement of the applicable services, provided that the final aggregate purchase price and final configurations to be delivered on or before December 31, 2004 are equal to or greater than $[**].

      14. Credit Suisse Financial Services (CSFS) and other affiliates of CSFB may purchase Products and services pursuant to the terms and conditions herein and any such purchases shall count towards the order of $[**] to be issued this Restated Amendment 2 above.

      15. The terms and conditions contained herein shall apply to all purchases of Products and services until December 31, 2005.

      16. The terms and conditions of the Agreement are further amended as follows:

            a. Section 2 (ORDERING, PRICING AND PAYMENT) of the General Purchase Agreement is amended by deleting the second sentence of the second paragraph and inserting the following language:
                  "Any terms or conditions contained in any shrink-wrap or click-wrap agreement contained in or provided with any Product or any terms or conditions appearing on the face or reverse side of any purchase order, acknowledgement or confirmation that are different from or in addition to those required hereunder shall not be binding on the parties, even if agreed to electronically or by use or if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such separate or additional term and conditions. CSFB expressly acknowledges and agrees that Egenera's base BladeFrame software package may include Microsoft Corporation's Multipath I/O software ("Microsoft Software"). In the event that CSFB uses such Microsoft Software, CSFB agrees to be subject to the end user license agreement attached hereto as Attachment D.

            b. Section 2 (ORDERING, PRICING AND PAYMENT) of the General Purchase Agreement is amended by inserting the following language immediately after the first sentence in the third paragraph of Section 2 of the Agreement: "CSFB agrees to provide Egenera with a tax exemption certificate or to pay all taxes properly levied against or upon the equipment, products or services or their use hereunder, exclusive however of personal property taxes, franchise taxes, corporate exercise or corporate privilege, property or license taxes, taxes based on Egenera's net income or the gross revenues of Egenera or other taxes levied on Egenera , which are not required by law to be collected from CSFB, which taxes shall be paid by Egenera. For purposes of CSFB obtaining certain tax benefits, Egenera agrees that CSFB may assign its rights, and delegate its obligations under this Agreement, from time to time, to an affiliate of CSFB ("Purchaser") and that Purchaser may sell, lease or sublicense such rights to another affiliate of CSFB acting as agent of the Industrial Development Agency of New York ("IDA Agent"), for the sole benefit of CSFB, and that IDA Agent may sell, lease or sublicense such rights to CSFB. CSFB shall at all times be subject to the terms and conditions of this Agreement. A purchase order issued by the Purchaser shall constitute notice of such assignment with respect to the amounts set forth in such purchase order. All applicable taxes shall be separately stated on the invoice in which they apply."

            c. The first sentence of Section 3 (DELIVERY AND ACCEPTANCE) of the Agreement is deleted and the following language is substituted in its place: "All shipments will be F.O.B. destination. Egenera will bear the risk of loss of or damage to Products until the Products are delivered to the ship-to address. Title to Equipment and the media containing Egenera Software and Third Party Material, free and clear of all liens and encumbrances, and risk of loss for Products shall transfer to Customer upon such delivery. Customer will be responsible for loss of or damage to Products after delivery."

            d. In Addendum 1 to the General Purchase Agreement: SUPPORT SERVICES AGREEMENT, the Section entitled "SCOPE" shall be deleted in its entirety and replaced by the following: "This Addendum contains additional terms and conditions for support services offered with Extended Warranty Support Services, Enterprise Support Services, Standard Warranty Services and Software Subscription Services. In the event of a conflict between the terms and conditions of the GPA and this Addendum, the terms and conditions of the GPA shall apply. This Addendum shall remain in effect throughout the Term of the GPA, unless otherwise stated herein."

            e.    Sections 2 and 3 of Addendum 1 to General Purchase Agreement:
                  SUPPORT SERVICES AGREEMENT shall be deleted Attachment C attached hereto shall be substituted in the place of said sections.

      17. Except as otherwise expressly provided in this Restated Amendment 2, the Agreement shall continue in full force and effect as heretofore in effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

EGENERA, INC.                                   CREDIT SUISSE FIRST BOSTON LLC
By:      /s/ Thomas Kelly                       By:      /s/ Bruce Starr
         ---------------------------                     ---------------

Name:    Thomas Kelly                           Name:    Bruce Starr
Title:   Controller                             Title:   Director
Date:    March 31, 2004                         Date:    3/31/04

                         ATTACHMENT "A" - PROPOSAL QUOTE

egenera

                                                   Date:                 31-Mar-04
Customer Name:    Credit Suisse First Boston       Quote Number:         CSFB03310401
Contact Name:     Bruce Starr
Address:          Eleven Madison Ave
                  New York, NY                     System Engineer:      S. Sethl
e-mail:                                            Account Executive     P. Gallico
Phone:            212-325-1126                     Sales District        New York
                                                   Deal ID               <> city <>

Egenera BladeFrame

                                                                                                       Volume
                                                                                                      Discount
                                                                                                        [**]%
Total City       Marketing     Country Code   Description                       CSFB Unit Price     Net Selling Price
--------------------------     ------------   --------------------------------  ---------------     -----------------
BladeFrame System
9                SC100102           A         BladeFrame Base System,                               Included
                                              Includes chassis, redundant,
                                              switch blades, redundant Harvard
                                              control blades, static transfer
                                              switch

Processing Blades
61              PB100348            A         Processing Blades                 [**]                [**]
                                              2K 3.2GHz Intel Xeon, 6GB RAM
130             PB200483            A         Processing Blade - 4 Way          [**]                [**]
                                              4x3.06Hz, Xeon MP 2MB L3 Cache,
                                              12GB RAM

Control Blade II Upgrade
12              CB200005            A         Upgrade package Bolton            [**]                [**]
                                              cBlades/sBlades to Harvard
                                              cBlades/sBlades

8               CB100320            A         Spare Control Blade-EP            [**]                [**]
                                              (Harvard) option 2;
                                              (2) 2-port 2Gb FibreChannel
                                              BAH, (2) 2-port Gb Ethernet
2               CB200005                      Control Blade II Upgrade Kits     [**]                [**]
                  Total System Price
Services                        City

C8260301                            9         One-year Enterprise 7x24x365      $[**]               $[**]
                                              Service
CS200100                            12        Upgrade __ Installation           $[**]               $[**]
                  Total Services
                  Total Invoice Due

These services prices are renewable at the end of [illegible] at the option of CSFB. Service price at the time of service will be the same as that of the [illegible].

FOB Description    Quote Yield for 30 days      Shipping charges and taxes   US
                   from date above              are additional

                       ATTACHMENT "B" - PRICING WORKSHEET

CSFB PBLADE PRICING WORKSHEET - MARCH 2004
Designation                       High-End Two-Way        High-End Two-Way            Midrange Four-Way            High-End Four Way
# of CPUs                                2                        2                           4                            4
CPU Speed                             3.06GHz                  3.2GHz                         2                            3
L2 Cache                               512KB                    512KB                       512KB                        512KB
L3 Cache                                 -                        -                          1MB                          2MB
Memory                                  6GB                      6GB                         8GB                         12GB
Memory Type                       ECC/DDR/Chipkill        ECC/DDR/Chipkill             ECC/DDR/Chipkill             ECC/DDR/Chipkill
Part Number                           PB100336                PB100346                     PB200426                    PB200483
                              ------------------------------------------------------------------------------------------------------
Total Pblade Price                    $   [**]                $    [**]                    $    [**]                   $     [**]
                              ------------------------------------------------------------------------------------------------------

BladeFrame System Breakdown
BladeFrame @ List                                  $     [**]         $     [**]       $       [**]         $     [**]
STS @ List                                         $     [**]         $     [**]       $       [**]         $     [**]
Patch panel rack @ List                            $     [**]         $     [**]       $       [**]         $     [**]
Option 2 @ List                                    $     [**]         $     [**]       $       [**]         $     [**]
                                                   -------------------------------------------------------------------
Base BladeFrame Hardware at List Price             $     [**]         $     [**]       $       [**]         $     [**]
Discount                                                 [**]%              [**]%              [**]%              [**]%
Net BladeFrame Price (List price less              $     [**]         $     [**]       $       [**]         $     [**]
[**]%)
                                                   -------------------------------------------------------------------
Net Amortized BladeFrame price per                 $     [**]         $     [**]       $       [**]         $     [**]
Pblade                                             -------------------------------------------------------------------

Processing Blade Price Breakdown
Pblade List Price                                  $     [**]         $     [**]       $       [**]         $     [**]
Discount                                                 [**]%              [**]%              [**]%              [**]%
                                                   -------------------------------------------------------------------
Net Pblade price (List price less [**]%)           $     [**]         $     [**]       $       [**]         $     [**]
                                                   -------------------------------------------------------------------

                                                   -------------------------------------------------------------------
Pblade price with Net amortized                    $     [**]         $     [**]       $       [**]         $     [**]
BladeFrameprice per Pblade                         -------------------------------------------------------------------

Provision for on-site spares ([**]% of             $     [**]         $     [**]       $       [**]         $     [**]
Pblade List Price)

                                                   -------------------------------------------------------------------
Total Pblade Price*                                $     [**]         $     [**]       $       [**]         $     [**]
                                                   -------------------------------------------------------------------

Support Services Breakdown

BladeFrame System Annual Support                   $     [**]         $     [**]       $       [**]         $     [**]
Services 7x24x365 ([**]% of BladeFrame
System Net)
Processing Blade Annual Support Services           $     [**]         $     [**]       $       [**]         $     [**]
- Extended Warranty ([**]% of Pblade Net)

* The Total Pblade price is the sum of the Net Pblade Price, Net Amortized BladeFrame System and the Provision for on-site spares

                            ATTACHMENT "C" - SERVICES

                           ENTERPRISE SUPPORT SERVICES

        Service Activity                                               Service Level Response
        ----------------                                               ----------------------
24 x 7 x 365 On Site                                         Four (4) hours from Initial Customer contact

Part Replacement Delivered to Site                           Four (4) hours from Initial Customer contact

Initial response from receipt of Customer contact via        One (1) hour by telephone call
email/call home

24 x 7 x 365 Telephone support from receipt of               One (1) hour by telephone call
Customer call

Software Upgrade Installation                                Five (5) business days from Customer request

Problem Resolution Process

     Severity 1 and 2                                        Continuous effort 24 x 7 x 365 until resolved

     Severity 3 and 4                                        Continuous effort during normal business hours as
                                                             required by Egenera

     Severity 5                                              Periodic updating of Customer

SOFTWARE SUBSCRIPTION SERVICE
(24x7x365)

        Software Support                                             Service Level Response
        ----------------                                             ----------------------
24x7x365 Days Support

     Calls received during business hours                    One (1) hour by telephone

     Calls received outside of normal business hours         Four (4) hours by telephone

Software Maintenance Update Installation

     To remedy Severity 1 and 2                              Mutually agreed with Customer

     To remedy Severity 3 and 4                              Five (5) business days from Customer request

Software Upgrade Installation                                Five (5) business days from Customer request

                           EXTENDED WARRANTY SERVICES

Services provided during normal business hours

        Service Activity                                             Service Level Response
        ----------------                                             ----------------------
On Site                                                      Four (4) hours from Initial Customer contact during
                                                             normal business hours

Part Replacement Delivered to Site                           Four (4) hours from Initial Customer contact during
                                                             normal business hours

Initial response from receipt of Customer                    One (1) hour by telephone call during normal
contact via business email/call                              home hours

Normal Business Hours Telephone support                      One (1) hour by telephone call during normal
from receipt of Customer Call                                business hours

Software Upgrade Installation                                Five (5) business days from Customer request

Problem Resolution Process

     Severity 1 and 2                                        Continuous effort 24 x 7 x 365 until resolved

     Severity 3 and 4                                        Continuous effort during normal business hours as
                                                             required by Egenera

     Severity 5                                              Periodic updating of Customer

SOFTWARE SUBSCRIPTION SERVICE

        Software Support                                             Service Level Response
        ----------------                                             ----------------------
Normal Business Hours Support

     Calls received during business hours                    One (1) hour by telephone call during normal business
                                                             hours

     Calls received outside of business hours                Four (4) hours by telephone call during normal business
                                                             hours
Software Maintenance Update Installation

     To remedy Severity 1 and 2                              Mutually agreed with Customer

     To remedy Severity 3 and 4                              Five (5) business days from Customer request

Software Upgrade Installation                                Five (5) business days from Customer request

                           STANDARD WARRANTY SERVICES

        Service Activity                                             Service Level Response
        ----------------                                             ----------------------
Part Replacement Delivered to Site                           Next Business Day

Initial response from receipt of Customer contact via email/call home

     Received During Normal Business Hours                   Two (2) hours by telephone call

General Problem Resolution                                   On-site within four (4) hours of Customer contact
                                                             during normal business hours. Continuous effort
                                                             during normal business hours as required by
                                                             Egenera/Customer.

Software Maintenance Update Installation                     Installed by Customer

                  ATTACHMENT "D" - MICROSOFT MULTIPATH I/O EULA

(Below is the End User License Agreement included with each Egenera CD for the Windows 2003 Server)

                 END USER LICENSE AGREEMENT FOR EGENERA-SUPPLIED
                             MICROSOFT MULTIPATH I/O

            Egenera includes Microsoft Multipath I/O software (the "SOFTWARE PRODUCT") as part of the Egenera Microsoft Windows Server 2003, Enterprise Edition support on Egenera BladeFrames under the following terms and conditions.

            IMPORTANT-READ CAREFULLY: This End-User License Agreement ("EULA") is a legal agreement between you (either an individual or a single entity) and Egenera, Inc. relating to the software product identified above, which includes computer software and may include associated media, printed materials, additional computer software applications, and "online" or electronic documentation ("SOFTWARE PRODUCT"). BY DOWNLOADING, INSTALLING, COPYING, OR OTHERWISE USING THE SOFTWARE PRODUCT, YOU AGREE TO BE BOUND BY THE TERMS OF THIS EULA. IF YOU DO NOT AGREE TO THE TERMS OF THIS EULA, DO NOT INSTALL, COPY OR OTHERWISE USE THE SOFTWARE PRODUCT. IF YOU RECEIVED THE SOFTWARE PRODUCT ON DISKS OR OTHER MEDIA, PROMPTLY RETURN THE DISKS AND ACCOMPANYING ITEMS (INCLUDING WRITTEN MATERIALS AND BINDERS OR OTHER CONTAINERS) TO EGENERA.

            SOFTWARE PRODUCT LICENSE. The SOFTWARE PRODUCT is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. THE SOFTWARE PRODUCT is licensed, not sold.

            GRANT OF LICENSE. This EULA grants you the following rights, provided that you comply with the terms and conditions of this EULA:

Egenera grants you a limited, non-exclusive, nontransferable, non-assignable license to install and use an unlimited number of copies of the SOFTWARE PRODUCT in object code form only on computers, including workstations, terminals or other digital electronic devices only as part of an Egenera product for which it is supplied, and only in conjunction with Microsoft Windows 2003 Server, Windows 2003 Enterprise Server, Windows 2003 Datacenter Server (beta3 or later), or any successor version thereof.

You may not reverse engineer, decompile, or disassemble the SOFTWARE PRODUCT, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

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You may not rent, lease, or lend the SOFTWARE PRODUCT, or transfer or redistribute the SOFTWARE PRODUCT to any third party (including indirect transfers such as consignments); provided you are permitted to transfer the SOFTWARE PRODUCT in connection with a permitted transfer of the Egenera product for which it is supplied.

Without prejudice to any other rights, Egenera may terminate this EULA if you fail to comply with the terms and conditions of this EULA. In such event, you must destroy all copies of the SOFTWARE PRODUCT.

All rights not expressly granted are reserved to Egenera or its suppliers.

U.S. GOVERNMENT LICENSE RIGHTS. SOFTWARE PRODUCT provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 is provided with the commercial license rights and restrictions described elsewhere herein. SOFTWARE PRODUCT provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 is provided with "Restricted Rights" as provided for in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013
(OCT 1988), as applicable.

EXPORT RESTRICTIONS. You acknowledge that the SOFTWARE PRODUCT is subject to U.S. export jurisdiction. You agree to comply with all applicable international and national laws that apply to the SOFTWARE PRODUCT, including the U.S. Export Administration Regulations, as well as end-user, end-use and country destination restrictions issued by U.S. and other governments.

DISCLAIMER OF WARRANTIES. To the maximum extent permitted by applicable law, Egenera and its suppliers provide the SOFTWARE PRODUCT AS IS WITH ALL FAULTS, and hereby disclaim all other warranties and conditions, whether express, implied, or statutory, including, but not limited to, any (if any) implied warranties, duties or conditions of merchantability, of fitness for a particular purpose, of reliability or availability, of accuracy or completeness of responses, of results, of workmanlike effort, of lack of viruses, and of lack of negligence, all with regard to the SOFTWARE PRODUCT, and the provision of or failure to provide support or other services, information, software, and related content through the SOFTWARE PRODUCT or otherwise arising out of the use of the SOFTWARE PRODUCT. ALSO, THERE IS NO WARRANTY OR CONDITION OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION, OR NON-INFRINGEMENT WITH REGARD TO THE SOFTWARE PRODUCT.

EXCLUSION OF INCIDENTAL, CONSEQUENTIAL AND CERTAIN OTHER DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EGENERA, MICROSOFT OR EGENERA'S OTHER SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS OR CONFIDENTIAL OR OTHER INFORMATION, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY RELATED TO THE USE OF OR INABILITY TO USE

THE SOFTWARE PRODUCT, THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT OR OTHER SERVICES, INFORMATION, SOFTWARE, AND RELATED CONTENT THROUGH THE SOFTWARE PRODUCT OR OTHERWISE ARISING OUT OF THE USE OF THE SOFTWARE PRODUCT, OR OTHERWISE UNDER OR IN CONNECTION WITH ANY PROVISION OF THIS EULA, EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, OR BREACH OF WARRANTY OF EGENERA, MICROSOFT OR ANY OF EGENERA'S OTHER SUPPLIER, AND EVEN IF ANY OF SUCH PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, BREACH OF CONTRACT, OR BREACH OF WARRANTY OF EGENERA, MICROSOFT OR ANY OF EGENERA'S OTHER SUPPLIER, AND EVEN IF ANY OF SUCH PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LIMITATION OF LIABILITY AND REMEDIES, NOTWITHSTANDING ANY DAMAGES THAT YOU MIGHT INCUR FOR ANY REASON WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ALL DAMAGES REFERENCED ABOVE AND ALL DIRECT OR GENERAL DAMAGES), THE ENTIRE LIABILITY OF EGENERA, MICROSOFT AND ANY OF EGENERA'S OTHER SUPPLIERS UNDER ANY PROVISION OF THIS EULA AND YOUR EXCLUSIVE REMEDY FOR ALL OF THE FOREGOING SHALL BE LIMITED TO THE GREATER OF THE AMOUNT ACTUALLY PAID BY YOU FOR THE SOFTWARE PRODUCT OR U.S. $5.00. THE FOREGOING LIMITATIONS, EXCLUSIONS AND DISCLAIMERS SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.

APPLICABLE LAW. This Agreement will be governed by the laws of the Commonwealth of Massachusetts, USA, except for that body dealing with conflicts of law. The application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods is hereby expressly excluded. In the event of any dispute involving this Agreement, Egenera and you each consent to exclusive jurisdiction and venue in either the state or federal courts in the Commonwealth of Massachusetts, USA.

ENTIRE AGREEMENT. This EULA (including any addendum or amendment to this EULA which is included with the SOFTWARE PRODUCT) is the entire agreement between you and Egenera relating to the SOFTWARE PRODUCT and it supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to the SOFTWARE PRODUCT or any other subject matter covered by this EULA.